Exhibit 23

                                ARMANDO C. IBARRA
                           CERTIFIED PUBLIC ACCOUNTANT
                           A PROFESSIONAL CORPORATION

Armando C. Ibarra, C.P.A.                   Members of the American Institute of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the California Society of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


January 29, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:  Tugboat International, Inc.
     Form 8-K/A; SEC File # 0-32199

To Whom It May Concern:

We hereby acknowledge the incorporation by reference in the Form 8-K/A of Tugboat International, Inc. (SEC file # 0-32199), of our reports dated December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and December 31,
2003, respectively.

Sincerely,


/s/ Armando C. Ibarra
----------------------------
Armando C. Ibarra, CPA-APC